                                                                    Exhibit 10.9


               CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
  BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE NON-PUBLIC INFORMATION
                       HAS BEEN FILED WITH THE COMMISSION.


                       COLLABORATION AND LICENSE AGREEMENT

         This AGREEMENT, having a date of July 29, 2002, is made by and among, on the one hand, F.HOFFMANN-LA ROCHE LTD, a Swiss corporation having its principal place of business at Grenzacherstrasse 124, CH-4070, Basel, Switzerland and HOFFMANN-LA ROCHE INC., a New Jersey corporation, having its principal place of business at 340 Kingsland Street, Nutley, New Jersey 07110 ("Roche") and, on the other hand, MEMORY PHARMACEUTICALS CORP., a Delaware corporation, having its principal place of business at 100 Philips Parkway, Montvale, New Jersey 07645 ("Memory").

                                  INTRODUCTION

1. Memory has discovered compounds active as PDE4 inhibitors, including a compound known as MEM1414, and owns related intellectual property rights.

2. Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical products.

3. The parties wish to collaborate to develop MEM1414 for commercialization; develop potential back-up compounds and other PDE4 inhibitors focused on central nervous system indications; and explore potential applications for other therapeutic areas such as respiratory disease.

4. In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Memory and Roche agree as follows:

                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 "Affiliate" means (a) a business entity which owns, directly or indirectly, at least fifty percent (50%) of the voting shares or other means of control of a Party; or (b) a business entity in which at least fifty percent (50%) of the voting shares or other means of control are owned by a Party, either directly or indirectly; or (c) a business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a Party. Anything to the contrary in this paragraph notwithstanding, [*], a Delaware corporation, shall not be deemed an Affiliate of Roche unless Roche provides written notice to Memory of its desire to include [*] as an Affiliate of Roche. Notwithstanding the preceeding provisions, once an entity ceases to be an Affiliate, then such entity shall, without any further action, cease to have any rights, including license and sublicense rights, under this Agreement that it has by reason of being an Affiliate.

         In addition, Roche is presently seeking permission to acquire an interest in [*]. Nothing in this Agreement is to be construed as binding [*] to any of the terms and conditions contained in this Agreement. However, should [*] become a Roche Affiliate it shall be bound by the terms and


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         conditions of this Agreement. If [*] should become a Roche Affiliate but not agree to be bound by the terms and conditions of this Agreement, then [*] shall have none of the rights and obligations of an Affiliate of Roche under this Agreement, and Roche shall not grant a sublicense to [*] under this Agreement without prior written consent of Memory.

1.2 "Agreement Term" means the term of this Agreement, more fully described in Section 16.1.

1.3 "Bioequivalent Product" means, with respect to a given Product sold in a given country of the Territory by Roche, its Affiliate or sublicensee, a product sold by a Third Party in such country containing the same PDE4 inhibitor (or an acid, salt or ester thereof) as such Product.

1.4 "Clinical Candidate" shall be a PDE4 inhibitor that the JLT approves after consideration of the guidelines as provided in the Research Workplan.

1.5 "Collaboration Compound" means any PDE4 inhibitor that (i) either or both Parties or its Affiliates conceives in the conduct of the Research Collaboration, or (ii) the JLT otherwise agrees shall constitute a Collaboration Compound pursuant to the Research Workplan.

1.6      "Collaboration Patent Right" means a Patent Right Covering an
         Invention.

1.7 "Collaboration Technology" means all Know-How generated in the conduct of the Research Collaboration, other than Collaboration Compounds. Collaboration Technology includes all Inventions, other than Collaboration Compounds.

1.8 "Combination Product" means any product containing both a pharmaceutically active agent which causes it to be considered a Product and one or more other pharmaceutically active agents which are not Products.

1.9 "Composition of Matter Claim" means, for a given Product in a given country of the Territory, a Valid Claim of a Memory Patent Right or a Collaboration Patent Right that Covers the molecule per se of the PDE4 inhibitor that is included in such Product, in whole or as a component thereof, as an active ingredient of such Product.

1.10 "Cover" (including the variations such as "Covered", "Coverage" or "Covering") shall mean that the making, using, offering for sale, selling or importing of a given product would infringe a claim of a Patent Right in the absence of a license under such Patent Right. The determination of whether a product is Covered by a particular Patent Right shall be made on a country-by-country basis.

1.11     "Effective Date" means the date that all conditions subsequent under
         Section 16.1(a) have occurred.

1.12     "Europe" means the United Kingdom, Germany, Italy, France and Spain.

1.13 "Field" shall mean prophylaxis and treatment of diseases, in all indications, for either human or veterinary use.

1.14 "IND" means an Investigational New Drug Application filed with the United States Food and Drug Administration ("FDA") for human clinical testing of a drug.

1.15 "Initiation of Phase II" means the date that a patient is first dosed by or on behalf of Roche, its Affiliate or sublicensee with a Product in a Phase II clinical trial.


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1.16     "Initiation of Phase III" means the date that a patient is first dosed by or on behalf of Roche, its Affiliate or sublicensee with a Product in a Phase III clinical trial.

1.17 "Invention" means an invention that is made in the conduct of the Research Collaboration.

1.18     "JLT" means that committee organized and operating as provided in
         Article 7.

1.19 "Joint Invention" means an Invention having at least one co-inventor who is an employee, consultant or agent of each of the Parties or its Affiliate.

1.20 "Know-How" means data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of Product in the Territory.

1.21 "Launch" means, with respect to a Product in a country of the Territory, the date of the first commercial sale by Roche, its Affiliate or its sublicensee of the given Product in the given country after Regulatory Approval in such country.

1.22 "Major Market Countries" means the US, Canada, Japan, Europe, China and Korea.

1.23 "Memory Compound" means any PDE4 inhibitor for which Memory either prior to the Effective Date or during the Agreement Term has rights, whether by reason of its own conception of such inhibitor, or under agreement with a Third Party.

1.24 "Memory Invention" means an Invention having as inventors only employees, consultants or agents of Memory or its Affiliate.

1.25 "Memory Know-How" means all Know-How that Memory owns, or otherwise has the right to grant the licenses herein, during the Agreement Term.

1.26 "Memory Patent Rights" means all Patent Rights that Memory owns, or otherwise has the right to grant the licenses herein, during the Agreement Term. Schedule A lists all Memory Patent Rights that Cover the Memory Compounds as of the date hereof ("Base Patents").

1.27 "NCE" means a PDE4 inhibitor that itself, or its ester, salt or other noncovalent derivative, has not been the subject of a Regulatory Approval.

1.28 "NDA" means a New Drug Application filed with the FDA, or its foreign equivalent, for a drug.

1.29 "NDA Filing" means for a given Product, the date that Roche, its Affiliate or sublicensee files an NDA for the Product.

1.30     "Net Sales" and the related term "Adjusted Gross Sales" mean:

         "Adjusted Gross Sales" means the amount of gross sales of the Product invoiced by Roche, its Affiliates and its sub-licensees to independent third parties less deductions of returns (including allowances actually given for spoiled, damaged, out-dated, rejected, returned Product sold, withdrawals and recalls), rebates to the extent consistently applied by Roche to its products (price reductions, rebates to social and welfare systems, charge backs, cash sales incentives (but only to the extent it is a sales related deduction which is accounted for within Roche on a product-by-product basis)), government mandated rebates and similar types of rebates (e.g.,


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         P.P.R.S, Medicaid, each as consistently applied by Roche to its products), volume (quantity) discounts, each as consistently applied by Roche to its products, taxes (value added or sales taxes, government mandated exceptional taxes and other taxes directly linked to the gross sales amount), it being understood that income and capital gains taxes are not the type of taxes contemplated as a deduction in this definition of Adjusted Gross Sales.

         "Net Sales" means, for the US, the amount calculated by subtracting from the amount of Adjusted Gross Sales a lump sum deduction of [*] percent ([*]%) of Adjusted Gross Sales in lieu of those sales related deductions which are not accounted for within Roche on a product by product basis (e.g. outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debt, discounts granted later than at the time of invoicing, and cash discounts).

         "Net Sales" means, for the ROW Territory, the amount calculated by subtracting from the amount of Adjusted Gross Sales a lump sum deduction of [*] percent ([*]%) of Adjusted Gross Sales in lieu of those sales related deductions which are not accounted for within Roche on a product by product basis (e.g. outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debt, discounts granted later than at the time of invoicing, and cash discounts).

         Notwithstanding the foregoing, amounts received by Roche, its Affiliates and sublicensees for the sale of Product among Roche, its Affiliates or sublicensees for resale shall not be included in the computation of Adjusted Gross Sales and Net Sales."

1.31 "Neurological Indication" means prophylaxis or treatment of Alzheimers' disease, prophylaxis or treatment of mild cognitive impairment ("MCI") or treatment of vascular dementia.

1.32 "Non-Memory Compound" means a PDE4 inhibitor, other than a Memory Compound or a Collaboration Compound, with respect to which the initial IND for the inhibitor is for a Neurological Indication or Psychiatric Indication, and which initial IND has been filed within five (5) years after the Effective Date by Roche or its Affiliate.

1.33 "Other Indication" means any indication other than a Neurological Indication or a Psychiatric Indication.

1.34     "Party" means Roche and/or Memory.

1.35 "Patent Right" means all rights under any patent or patent application in any country of the Territory, including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuations-in-part thereof.

1.36 "Phase II" means the second phase of human clinical trials of a drug required by the US FDA to gain evidence of efficacy in the target population, determine optimal dosage, and obtain expanded evidence of safety for Product(s), as described in 21 CFR Part 312, as it may be amended.

1.37 "Phase III" means the third phase of human clinical trials of a drug required by the US FDA to gain evidence of efficacy in the target population, and obtain expanded evidence of safety for Product(s), as described in 21 CFR Part 312, as it may be amended.


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1.38     "Product" means any and all products that include, in whole or as a component thereof, a Memory Compound or a Collaboration Compound.

1.39 "Psychiatric Indication" means depression, anxiety or mixed anxiety/depression.

1.40 "Regulatory Approval" means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any national or international or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture and sale of a Product in the Field in a regulatory jurisdiction in the Territory by Roche, its Affiliate or sublicensee.

1.41 "Research Collaboration" means the collaborative non-clinical research program between the Parties, more fully described in the Research Workplan.

1.42 "Research Workplan" means the plan of preclinical and non-clinical development activities attached as Schedule B, as it may be amended from time to time.

1.43     "Research Term" shall have the meaning provided in Section 7.1(b)(iii).

1.44 "Roche Invention" means an Invention having as inventors only employees, consultants or agents of Roche or its Affiliate.

1.45     "ROW Territory" means all countries and territories other than the US.

1.46     "Territory" means all countries and territories in the world.

1.47 "Third Party" means a person or entity other than (i) Memory or any of its Affiliates, or (ii) Roche or any of its Affiliates.

1.48 "US" means the United States of America and its possessions and territories, including Puerto Rico.

1.49 "Valid Claim" means a claim in any (i) unexpired and issued Memory Patent Right or Collaboration Patent Right that has not been disclaimed, revoked or held invalid by a final unappealable decision of a court of competent jurisdiction or government agency or (ii) pending patent application that is a Memory Patent Right or a Collaboration Patent Right which application has been on file with the applicable patent office for no more than ten (10) years and for which there has been reasonably consistent activity to advance to issuance of a patent.

                            ARTICLE 2. LICENSE GRANTS

2.1 License Grants. Subject to the terms and conditions of this Agreement, Memory grants to Roche the sole and exclusive license, including the right to grant sublicenses pursuant to Section 2.2, under the Memory Patents and to use the Memory Know-How, to make, use, offer for sale, sell and import Products in the Territory for use in the Field.

         The exclusivity of the above license is subject to the retained right of Memory and its respective Affiliates to conduct preclinical and non-clinical development activities related to Product, solely to the extent expressly contemplated by this Agreement. In addition, nothing in this Agreement grants to Roche any right or license to use Memory Know-How for any purpose other than to make, use, offer for sale, sell and import Products in the Territory for use in the Field. Further, nothing in this Agreement shall limit the right of Memory to use Memory Know-How for any


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         purpose not related to the making, using, offering for sale, selling or importing Products in the Territory for use in the Field.

2.2      Sublicense Rights. The rights and licenses granted to Roche under
         Section 2.1 shall include the right to grant sublicenses to its Affiliates and Third Parties under such rights and licenses, in whole or in part, solely to the extent necessary to make, use, offer for sale, sell or import Products in the Territory for use in the Field. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate or Third Party sublicensee to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate or Third Party sublicensee and will itself account to Memory for all payments due under this Agreement by reason of such sublicense.

         Notwithstanding the above, Roche shall not have the right to sublicense the rights granted to Roche under Section 2.1 to any Third Party in a Major Market Country, except upon the prior written approval of Memory, which approval Memory shall not unreasonably withhold.

         Any sublicense may, at the written election of Memory, continue in full force and effect after the termination of any of the underlying licenses granted herein to Roche (the foregoing shall apply to a termination in whole or in part of such underlying licenses). Upon the licenses granted herein to Roche becoming fully paid up pursuant to
         Section 16.1(b), any and all sublicenses granted by Roche similarly shall become fully paid up as to Memory.

2.3 Memory Co-Promotion Right. If Roche wishes to offer a right to co-promote a Product to a Third Party for the United States of America, then Roche shall first present an offer to Memory for such rights. Memory shall have a right to enter into good faith negotiations with Roche for up to ninety (90) days from the date Memory receives the offer, provided Memory can provide a capable established sales force or equivalent alternative. If, at the end of the ninety (90) day period, the Parties have been unable to reach an agreement granting Memory co-promotion rights in the United States of America, then Roche shall be free to offer the rights to a Third Party, provided that Roche shall not make an offer more favorable to any such Third Party than the offer last made to Memory by Roche without first giving Memory at least thirty (30) days to accept such more favorable offer if Memory can provide an established sales force or alternative having at least equivalent capability to the Third Party.

2.4 Products Containing Non-Memory Compounds. Roche represents, and Memory acknowledges, that prior to the date hereof Roche has, or during the Agreement Term Roche may have rights in or to Non-Memory Compounds, whether by reason of its own conception, or acquired under agreement with a Third Party. Memory shall have the right from time to time to request an inventory of Non-Memory Compounds, and Roche shall promptly provide Memory with such inventory. With respect to each Non-Memory Compound, Memory shall be entitled to receive the financial consideration from Roche as provided in Schedule C.

         Memory covenants not to sue Roche relating to any Non-Memory Compound, so long as Memory shall be entitled to receive the financial consideration with respect thereto under Schedule C, unless Roche is in breach of its obligations relating to Non-Memory Compounds under this Agreement.

2.5 Requirement to Divest. If Roche is required by a relevant government authority in a given country of the Territory to divest rights to a Memory Compound, Collaboration Compound, and/or Product, not yet Launched in such country, then Roche shall use its reasonable best efforts


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         to obtain authority to fulfill such requirement by returning rights to
         Memory to the Memory Compound, Collaboration Compound and/or Product without consideration to Memory or Roche (except as provided in Section 16.4(c)) under the conditions of Section 16.4.


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                              ARTICLE 3. DILIGENCE

3.1 Diligence. Roche shall use reasonable diligence in proceeding with the development, including obtaining required Regulatory Approvals, manufacturing, marketing and sale of Products in the Major Market Countries.

         Reasonable diligence as used in this Agreement shall mean the same standard of effort as used by Roche, or in any case not less than common in the industry taken as a whole, in the research, development, clinical testing, manufacturing, marketing and sale of a product which
         (i) must receive regulatory approval in Major Market Countries and (ii) has similar potential as the Product, taking into account scientific, business and marketing and return on investment considerations. It is understood that such Product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. The Parties also acknowledge that, even within the Major Market Countries, Roche (and its Affiliates) does not always seek to market its own products in every such country or seek to obtain regulatory approval in every such country or for every potential indication. As a result, the exercise by Roche of reasonable diligence is to be determined by judging its efforts taken as a whole in the following regions on a region-by-region basis (the regions being North America (US and Canada), Europe and Asia (Japan, China and Korea)).

         If Memory believes in good faith that Roche has failed to utilize reasonable diligence as required in the above paragraph, then Memory may give Roche written notice of such alleged failure, identifying the Product and region at issue and giving specific detailed reasons of such allegation. Within sixty (60) days following Roche's receipt of any such notice from Memory ("Response Period"), Roche shall have the right to provide Memory with a written response specifying, in reasonable detail, how it has used reasonable diligence as required in the above paragraph.

         If Roche has failed to provide within the Response Period a written response, in reasonable detail, indicating the manner in which it is in compliance with its obligations under this Section 3.1 or in which it has remedied any breach thereof, or Roche has failed within the Response Period to remedy any breach of its obligations under this
         Section 3.1, then Memory shall have the right to terminate this Agreement, in whole or in part, as described below in this Section 3.1, upon written notice to Roche effective as of the end of the Response Period. Memory shall have the right to terminate this Agreement as to any region described above if Roche fails to comply with its obligations under this Section 3.1 with respect to the Products (taken as a whole) in such region. Memory shall have the right to terminate this Agreement in the Territory with respect to any Product if Roche fails to comply with its obligations under this Section 3.1 for such Product in at least two of the three regions described above. Memory shall have the right to terminate this Agreement in its entirety if Roche fails to comply with its obligations under this Section 3.1 for the Products (taken as a whole) in at least two of the three regions described above.

         In the event of a dispute between the Parties with respect to whether Roche has complied with its obligation under this Section 3.1, then such dispute shall be resolved in accordance with Article 17. The consequences of any termination under this Section shall be as set forth in Section 16.4 and Article 17.

3.2 Effect of Merger on Diligence. If (i) substantially all of the pharmaceutical business of Roche becomes merged or acquired or (ii) Roche acquires substantially all of the pharmaceutical business of an entity having an average annual pharmaceutical pre-clinical research expenditure in excess of [*] per year, then at any time during the period from a public announcement by


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         Roche of its intention to effect such merger or acquisition
         ("Transaction") through [*] after the closing of such Transaction, Memory shall have the right to request in writing to the Head of Global Pharmaceuticals of Roche a status of and future plans for the progress of development and commercialization of Products ("Status Request"). This right may be exercised by Memory not more than [*].

         If, following a Status Request, Memory believes in good faith that Roche has failed to progress development and commercialization of Products solely because of the Transaction, then Memory may give Roche written notice of such alleged failure, identifying the Product and region at issue and giving specific detailed reasons of such allegation. Within [*] following Roche's receipt of any such notice from Memory ("Status Response Period"), Roche shall have the right to provide Memory with a written response specifying, in reasonable detail, how the Transaction per se has not had any negative impact on such development and commercialization progress.

         If Roche has failed to provide within the Status Response Period a written response, in reasonable detail, indicating the manner in which development and commercialization of Products has not failed to progress solely because of the Transaction or in which it has remedied any such failure, or Roche has failed within the Status Response Period to remedy any such failure to progress, then Memory shall have the right to terminate this Agreement, in whole or in part, as described below in this Section 3.2, upon written notice to Roche effective as of the end of the Status Response Period. Memory shall have the right to terminate this Agreement as to any region described in Section 3.1 if development and commercialization of the Products has failed to progress solely because of the Transaction with respect to the Products (taken as a whole) in such region. Memory shall have the right to terminate this Agreement in the Territory with respect to any Product if development and commercialization of such Product has failed to progress solely because of the Transaction in at least two of the three regions described in Section 3.1. Memory shall have the right to terminate this Agreement in its entirety if development and commercialization of the Products (taken as a whole) has failed to progress solely because of the Transaction in at least two of the three regions described in Section 3.1.

         The Parties confirm and agree that nothing in this Section 3.2 limits the obligations of Roche or the rights of Memory under Section 3.1.

                          ARTICLE 4. PAYMENTS TO MEMORY

4.1 Payment for Platform Technology. Roche shall pay Memory a total of thirteen million dollars ($13,000,000), which shall be non-refundable and non-creditable, and due and payable as follows:

         Event                                        Payment (mio US$)
         -----                                        -----------------

         The Effective Date                                   8

         JLT decides on MEM 1414                              2
         as a Clinical Candidate for
         Alzheimers' disease

         [*]                                                 [*]

         [*]                                                 [*]


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         Each payment in this Section 4.1 shall be due and payable by Roche within thirty (30) days after occurrence of the applicable Event (except that the payment of $8,000,000 payable on the Effective Date shall be paid within fifteen (15) calendar days of the occurrence of the Effective Date) Notwithstanding anything to the contrary, Roche will make each of such payments only once, for the first occurrence of a respective Event, regardless of how many times the Event may be achieved.

4.2 CRO Reimbursement. Roche shall promptly reimburse Memory the actual amount of payments by Memory to contract research organizations ("CROs") for MEM1414, not to exceed one million five hundred thousand dollars (US $1,500,000). Such reimbursement shall only apply to amounts previously paid in respect of the 10 kilogram GMP MEM1414 batch produced by MediChem Research Inc., or hereafter paid to any CRO for MEM1414. Such reimbursement shall not become due and payable from Roche to Memory in any amount until after the JLT analyzes the relevant study reports from the CROs.

4.3      Development Event Based Payments.


         (a) Neurological Indications. Roche shall pay to Memory the following non-refundable and non-creditable payments upon the first occurrence of the following Events for a Product.

(i)      First Product

#        Event                                 Payment (mio US$)
         -----                                 -----------------

1.       [*]                                          [*]

2.       [*]                                          [*]

3.       [*]                                          [*]

4.       [*]                                          [*]

5.       [*]                                          [*]

6.       [*]                                          [*]

7.       [*]**                                        [*]

8.       [*]                                          [*]

** For the US, the Product should not have a black box warning in its label at time of Launch and should not receive one during its first 6 months on the market. During that period there should not be any "Dear Doctor" letters issued by the US FDA regarding this Product. In the US, the Product is the first or second non-achetylcholinesterase inhibitor (AChEI) having regulatory approval for the treatment of mild to moderate dementia of the Alzheimer's type or MCI, and a third non-AchEI having regulatory approval for the treatment of mild to moderate dementia of the Alzheimer's type or MCI does not launch in the US during the 6 month period following the Launch of the Product in the US.

(ii)     Second Product

         Roche shall pay to Memory the following non-refundable and non-creditable payments upon the first occurrence of the following Events for a Product having an NCE that is different from an NCE for which any payment occurred under Section 4.3(a)(i).


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         Event                                                Payment (mio US$)
         -----                                                -----------------

         [*] for a Neurological Indication                        [*]

         [*] for a Neurological Indication                        [*]

         [*] for a Neurological Indication                        [*]

         [*] for a Neurological Indication                        [*]

         [*] for a Neurological Indication                        [*]

         (b) Psychiatric Indications. Roche shall pay to Memory the following non-refundable and non-creditable payments upon the first occurrence of the following Events for a Product having an NCE that is different from an NCE for which any payment occurred under Sections 4.3(a).

         Event                                                Payment (mio US$)
         -----                                                -----------------

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*] for depression                                       [*]

         [*]**                                                    [*]

         [*] for anxiety                                          [*]

** In the US, the Product does not have a black box warning in its label at time of Launch and does not receive one during its first 6 months on the market in the US. During that period there is not any "Dear Doctor" letters issued by the US FDA regarding this Product. The Product is the first PDE4 inhibitor having regulatory approval in the US for the treatment of depression, and a second PDE4 inhibitor having regulatory approval for the treatment of depression does not launch in the US during the 6 month period following the Launch of the Product in the US.

         (c) Other Indications. Roche shall pay to Memory the following non-refundable, non-creditable payments upon the first occurrence of the following Events for a Product having an NCE that is different from those NCE's for which any payment occurred under Sections 4.3(a) and/or 4.3(b).

         Event                                                Payment (mio US$)
         -----                                                -----------------

         [*] for an Other Indication                              [*]

         [*] for an Other Indication                              [*]


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

         [*] for an Other Indication                              [*]

         [*] for an Other Indication                              [*]

         [*] for an Other Indication                              [*]

         (d) Each payment in Section 4.3(a)(i), 4.3(a)(ii), 4.3(b) and 4.3(c) shall be due and payable by Roche within thirty (30) days after occurrence of the applicable Event. Roche will make each of such payments only once, for the first occurrence of a respective Event, regardless of how many times the Event may be subsequently achieved with a Product. An Event shall be deemed to have occurred regardless of whether a Product or a Non-Memory Compound first achieved the Event.

         (e) For the avoidance of doubt, the Parties confirm and agree that no amount payable under this Article 4 shall reduce any royalties payable under Article 5.


                              ARTICLE 5. ROYALTIES

5.1      Royalties.

         (a) Roche shall pay to Memory the following payments for a given Product having a Regulatory Approval in the US for a Neurological Indication, based upon the Net Sales of such Product in the US, which such Net Sales shall be subject to adjustment as provided in this Article 5. Such royalty payments shall be calculated by multiplying the following percentages by the following annual Net Sales of such Product in the US (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
  ANNUAL US NET SALES                          PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------

         By way of illustration, assume in calendar year 2012 that (i) Net Sales of the Product in the US total $950,000,000 and (ii) no adjustments or deductions to payments under this Article 5 apply. The royalties due and payable by Roche to Memory for such Net Sales would be $[*], calculated as follows:

--------------------------------------------------------------------------------
US NET SALES             APPLICABLE SALES-BASED          AMOUNT PAYABLE
  (IN MILLIONS)            PAYMENT PERCENTAGE             (IN MILLIONS)
--------------------------------------------------------------------------------
[*]                               [*]                           [*]
--------------------------------------------------------------------------------
[*]                               [*]                           [*]
--------------------------------------------------------------------------------
[*]                               [*]                           [*]
--------------------------------------------------------------------------------
[*]                               [*]                           [*]
--------------------------------------------------------------------------------
[*]                                                             [*]
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, if for a given Product there is no Regulatory Approval in the US for a Neurological Indication, then, Roche shall pay to Memory the following payments for such Product, based upon the Net Sales of such Product in the US, which such Net Sales shall be subject to adjustment as provided in this Article 5. Such royalty



                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
         payments shall be calculated by multiplying the following percentages by the following annual Net Sales of such Product in the US (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
  ANNUAL US NET SALES                          PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------

(b) Roche shall pay to Memory the following payments for a given Product having a Regulatory Approval in Europe for a Neurological Indication, based upon the Net Sales of such Product in all countries of the Territory other than the US ("ROW Territory"), which such Net Sales shall be subject to adjustment as provided in this Article 5. Such royalty payments shall be calculated by multiplying the following percentages by the following annual worldwide Net Sales of such Product in the ROW Territory (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
 ANNUAL ROW TERRITORY NET SALES                 PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, if for a given Product there is no Regulatory Approval in Europe for a Neurological Indication, then, Roche shall pay to Memory the following payments for such Product, based upon the Net Sales of such Product in the ROW Territory, which such Net Sales shall be subject to adjustment as provided in this
         Article 5. Such royalty payments shall be calculated by multiplying the following percentages by the following annual worldwide Net Sales of such Product in the ROW Territory (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
 ANNUAL ROW TERRITORY NET SALES                PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------

         Any reduction in royalty rates provided for in this Section 5.1 by reason of not having a Regulatory Approval for a Neurological Indication shall cease after the relevant Regulatory Approval for a Neurological Indication is obtained and for so long as it is maintained.

5.2 Term of Royalty Payments. Roche shall calculate and make royalty payments to Memory under this Article 5 commencing on Launch in any country. The Net Sales of a given country shall be included for purposes of calculating royalties under this Section until the later of
         (a) expiration of the last to expire of Composition of Matter Claim in such country and (b) ten (10) years from the Launch of such Product in such country. With respect to the ten (10) year period, the EU will be considered as one country.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

5.3 Adjustments Related to Valid Claims. For a given Product, if in, or with respect to, a country of the Territory no Valid Claim Covers such Product, then Roche may calculate royalties for such Product using only [*] percent ([*]%) of the amount Roche would have used for such country to calculate royalties for such Product if a Valid Claim Covered such Product in such country unless prior to ten years from the Launch of such Product in, or with respect to, such country (EU considered as one country) a Valid Claim Covering such Product exists in, or with respect to, such country in which case Roche shall resume calculating royalties using [*] percent ([*]%) of such amount.

5.4 Adjustments Related to Third Party Competition. For a given Product in a given calendar quarter, if in a country of the Territory (a) a Third Party is selling Bioequivalent Product, and (b) Roche has an obligation to make payments under this Agreement with respect to Net Sales of the given Product in such country, and (c) a Valid Claim Covers the given Product in such country and (d) in such country, sales of units of Bioequivalent Products in aggregate total at least [*] percent ([*]%) of the aggregate sales of units of Bioequivalent Products and Products as measured at the end of such calendar quarter, and (e) Roche has, if it is reasonable under the circumstances, brought in the country and continued to diligently prosecute a patent infringement suit under any relevant Composition of Matter Claims against the Third Party or another in privity, then Roche shall have the right to calculate royalties with respect to such calendar quarter by including only [*] percent ([*]%) of the amount Roche would have otherwise included for such country to calculate sales-based payments if no Bioequivalent Product existed in such country.

5.5 Adjustments Related to Third Party Payments. Roche or its Affiliate shall pay and be responsible for the entire consideration owed to any Third Party pursuant to the terms of any existing or future patent licensing agreement relating to Product. Roche shall have the right to deduct a maximum of [*] percent ([*]%) of the consideration actually paid by Roche or its Affiliate to a Third Party (other than [*] or [*] with respect to license under a patent which Covers the molecule per se of the PDE4 inhibitor that is included in a given Product, from payments otherwise due and payable by Roche to Memory under this Agreement. In no event as a result of this Section 5.5 shall Roche reduce the royalties owed to Memory under this Article 5 by greater than [*] percent ([*]%) of Net Sales in the Territory for a given calendar quarter (and Roche shall be entitled to accumulate amounts not permitted to be deducted in a prior period and deduct such amounts in a future period).

         Notwithstanding the above, (i) any payment owed under an agreement between Memory and The Trustees of Columbia University dated July 22, 1998, as it may be amended, shall be the sole responsibility of Memory, and (ii) any payment owed under any agreement between Roche or its Affiliate and any Third Party entered into prior to the Effective Date shall be the sole responsibility of Roche, for which Roche shall not be entitled to any deduction from payments due and payable to Memory under this Agreement.

5.6 Bonus Royalty. Roche shall pay to Memory a one-time, non-refundable and non-creditable amount after the first occurrence of the following event with respect to Product having Regulatory Approval in the US for a Neurological Indication:


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

         Event                                            Payment (US$)
         -----                                            -------------

         Net Sales in the US                              [*]
         exceeds [*] dollars ($[*])
         for a full calendar year
           (Jan 1 - Dec. 31)
         during the Agreement Term.

         Roche shall pay to Memory a one-time, non-refundable and non-creditable amount after the first occurrence of the following event with respect to a Product:

         Event                                            Payment (US$)
         -----                                            -------------

         Net Sales in the US                              [*]
         exceeds [*] dollars ($[*])
           for a full calendar
         year (Jan 1 - Dec. 31)
         during the Agreement Term.

         Each payment in this Section 5.6 shall be due and payable by Roche within thirty (30) days after occurrence of the applicable Event. Notwithstanding anything to the contrary, Roche will make each of such payments only once, for the first occurrence of a respective Event with a Product, regardless of how many times the Event may be achieved.

5.7 Combination Products. In the event Roche or its Affiliates intend to sell a Combination Product, the Parties shall meet approximately one
         (1) year prior to the anticipated commercial launch of such Combination Product to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative significance and value of the Product and the other pharmaceutically active agent(s) contained in the Combination Product. If, after good faith negotiations (not to exceed ninety (90) days), the Parties cannot agree to an appropriate adjustment, Net Sales shall equal Net Sales of the Combination Product multiplied by a fraction, the numerator of which is the reasonable fair market value of the Product and the denominator of which is the reasonable fair market value in the aggregate, of all pharmaceutically active agents contained in the Combination Product.

5.8 Mechanisms for Adjustments. In no event shall any adjustments pursuant to Sections 5.3, 5.4 and/or 5.5 result in Memory receiving royalties for a given calendar quarter pursuant to Section 5.1 in amount less than [*]% of the amounts set forth therein as if no adjustment (s) had been made. If Roche obtains a license to a PDE4 inhibitor from a Third Party and includes such PDE4 inhibitor in a Product, as a result of which the Product becomes a Combination Product, Roche shall not be entitled to an adjustment pursuant to Section 5.5 as a result of such license.

                     ARTICLE 6. PAYMENT, REPORTING, AUDITING

6.1      Currency and Conversion.

         (a) All payments under this Agreement shall be in U.S. Dollars by wire transfer of immediately available funds in accordance with instruction or instructions from the Party being paid.

         (b) Whenever calculation of Net Sales requires conversion from any foreign currency, Roche shall convert the amount of Net Sales in foreign currencies as computed in Roche's central Swiss Francs Sales Statistics for the countries concerned, using for internal foreign currency translation Roche's then current standard practices actually used on a consistent basis in preparing its audited financial statements.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

         (c) For sublicensees in a country, when calculating the Net Sales, the sublicensee shall report to Roche the amount of such sales within thirty (30) days from the end of the reporting period, after having converted each applicable monthly sales in foreign currency into Swiss Francs using the average rate of exchange published in the Wall Street Journal (or some other source agreed upon by the Parties for any particular country) for each respective month of the reporting period.

6.2 Payments. After the Launch of the Product in any country of the Territory, Roche shall calculate royalty payments set forth in Article 5 quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of a reporting period). Roche shall pay such payments quarterly within sixty (60) days after the end of each reporting period in which Net Sales occur during the Agreement Term.

         With each such payment, Roche shall deliver to Memory the following information split among U.S., Europe and rest of world:

         (a)      Adjusted Gross Sales for each Product;

         (b)      Net Sales for each Product;

         (c)      the royalty payments due to Memory for the reporting period;

         If Memory reasonably requests additional information relating to gross sales of the Products in the Major Market Countries (excluding China and Korea), deductions therefrom to calculate Adjusted Gross Sales or Net Sales and/or adjustments thereto, Roche agrees to provide such information to Memory within a reasonable time, provided, that Memory shall have the rights to exercise such requests not more than once during any period of twelve (12) consecutive months.

         In the event Roche does not pay Memory any amounts due under this Agreement, including pursuant to Articles 4 and 5, within the applicable time period set forth herein, without limiting Memory's rights under Article 16, such payment shall bear interest, to the extent permitted by applicable law, at the rate of interest (prime rate) as published in the weekly Federal Reserve H.15 bulletin plus [*]% (or a successor or similar publication) from time to time, for the applicable period calculated on the number of days such a payment is overdue.

6.3      Taxes.

         (a) Memory shall pay all applicable taxes levied on Memory under this Agreement.

         (b) If provision is made in law or regulation of any country for withholding of taxes of any type, levies on Memory or other charges against Memory with respect to any amounts payable under this Agreement to Memory, Roche shall promptly pay such tax, levy or charge for and on behalf of Memory to the proper governmental authority, and shall promptly furnish Memory with receipt of such payment. Roche shall have the right to deduct any such tax, levy or charge actually paid from payment due Memory or be promptly reimbursed by Memory if no further payments are due Memory. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

6.4 Blocked Countries. If by reason of law Roche is unable to convert to U.S. Dollars a portion of the amount due by Roche under this Agreement, then Roche shall notify Memory in writing and, upon written request from Memory, Roche shall pay to Memory such portion, in the currency of any other country designated by Memory and legally available to Roche.

6.5      Accounting.

         (a) Roche shall maintain and cause its Affiliates and sublicensees to maintain books of account containing all particulars that may be necessary for the purpose of calculating all payments under this Agreement. Such books of account shall be kept at their principal place of business. Memory shall have the right to engage Roche's independent, certified public accountant to perform, on behalf of Memory, an audit of such books and records of Roche and its Affiliates and sublicensees as is necessary to confirm any amounts payable to Memory under this Agreement for the period or periods requested by Memory and the correctness of any report or payments made under this Agreement.

         (b) Such audits shall be conducted during normal business hours upon reasonable prior written notice from Memory (minimum of thirty (30) days) in such a manner as to not unnecessarily interfere with Roche's normal business activities, and shall include results of no more than three (3) preceding calendar years prior to audit notification.

         (c) Such audit shall not occur more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time. Notwithstanding the preceding, if Memory reasonably believes, after reviewing information received from Roche's independent public accountant, that an additional audit is appropriate to address an apparent discrepancy between Roche's returns and other information as is necessary for reporting hereunder, Memory shall have the right, by an audit specialty firm reasonably acceptable to Roche, employed by Memory and at Memory's own expense, to perform such appropriate audit procedures.

         (d) The use of all information, data, documents and abstracts referred above shall be for the sole purpose of verifying statements or compliance with this Agreement, shall be treated as Roche Confidential Information subject to Article 15 of this Agreement and, except in the event of a dispute between the Parties regarding amounts payable hereunder or the results of any audit, need not be retained more than three (3) years from the end of the calendar year to which each shall pertain. Audit results shall be shared by Roche and Memory.

         (e) If any audit hereunder reveals an underpayment, Roche shall promptly make up such underpayment. If any audit hereunder reveals an overpayment, Memory shall promptly reimburse such overpayment. Memory shall bear the full cost of any audit under this Section 6.5, unless such audit discloses an underpayment by Roche of more than [*] percent ([*]%) of the amount owed hereunder if Net Sales exceeds [*] dollars ($[*]) in the Territory for the calendar year, or [*] percent ([*]%) of the amount owed hereunder if Net Sales are equal to or less than [*] dollars ($[*]) in the Territory for the calendar year, in which case Roche shall bear the full cost of such audit as performed by Roche's independent, certified public accountant and any audit specialty firm employed by Memory, together with interest on any such underpayment from the date otherwise due through the date of payment at the rate set forth in Section 6.2.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

         (f) The failure of Memory to request verification of any payment calculation during which corresponding records are required to be retained under this Section 6.5 shall be considered acceptance of such reporting by Memory.

                      ARTICLE 7. THE RESEARCH COLLABORATION

7.1      The Research Collaboration

         (a) The Parties agree to conduct a Research Collaboration in accordance with the Research Workplan. The goal of the Research Collaboration shall be to (1) deliver to Roche an IND package for the lead Memory Compound MEM1414 and (2) identify back-up and follow-up Memory Compounds and Collaboration Compounds for MEM1414, and identify a lead compound for depression, as well as back-up compounds.

         (b) (i) The original term of the Research Collaboration shall be for a period of two (2) years from the Effective Date of this Agreement ("Original Term"), unless this Agreement is terminated sooner in accordance with Article 16. Except as provided in
                           Article 16, neither Party may terminate the Research Collaboration.

                           (ii) The Original Term of the Research Collaboration may be extended by mutual written agreement prior to the expiration of the Original Term. During such extension, the Research Collaboration will explore potential applications of Products for other therapeutic areas such as respiratory disease, in addition to those goals of the Original Term.

                           (iii) The total time period during which the Research collaboration is ongoing, including any extensions of the Original Term, is the "Research Term."

7.2 Joint Liaison Team. A Joint Liaison Team ("JLT") shall govern the Research Collaboration by overseeing two subteams: (1) a subteam for developing an IND package for the lead compound MEM1414 and (2) a subteam for developing back-up and follow-up compounds for Neurological Indications; developing lead compounds for Psychiatric Indications as well as back-up compounds for Psychiatric Indications; and commencing to explore potential applications of Memory Compounds and Collaboration Compounds for other therapeutic areas such as respiratory disease.

         (a)      Organization. The JLT shall consist of six (6) members, three
                  (3) members to be designated by Roche and three (3) members to be designated by Memory. Each Party shall notify the other Party of the member(s) designated by such Party, in writing, within thirty (30) days after the Effective Date. The Committee shall function only during the Research Term unless otherwise agreed by the Parties. Any Party may withdraw the designation of any of its members of the JLT and designate a replacement at any time by giving prior written notice of the withdrawal and identifying the replacement to the other Party. The chairperson of the JLT shall be from Roche.

         (b) Meetings. The JLT shall hold quarterly meetings on mutually agreeable dates during the Research Term, with the location of the meetings to alternate between Memory and Roche, or their Affiliate's, facilities. The frequency and location of such meetings may be modified by mutual agreement of the Parties. Notwithstanding the foregoing, two of the quarterly meetings per year may be held by videoconference. Each Party shall pay its


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
                  own expenses associated with the meeting. Each Party may, in its discretion, invite non-member employees ("invitee") to attend meetings of the JLT.

                  The JLT shall meet in January, 2003 to analyze relevant study reports from the CROs, as contemplated by Section 4.2.

                  The JLT shall meet in January, 2003 to decide if MEM1414 is a Clinical Candidate.

         (c) Decision-Making. Decisions of the JLT shall be by consensus, with each Party having one collective vote. If the JLT is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Head of Global Research on behalf of Roche and the Chief Scientific Officer of Memory ("Research Collaboration Executives"). If the Research Collaboration Executives are unable to resolve any such matter after good faith discussions, then the final decision shall rest with Roche, provided that no such decision on any matter may have the effect of increasing the economic burdens, including FTE burdens of Memory (except for any increases which in the aggregate are immaterial).

7.3 Research Support. For the Original Term, Roche shall pay to Memory a total of seven million dollars (US $7,000,000), which amount shall be non-refundable and non-creditable, and which will be due and payable in eight (8) equal installments of eight hundred and seventy five thousand dollars (US $875,000) per installment, each installment due and payable within thirty (30) days after (1) the first day of each calendar quarter during the Original Term and (2) receipt by Roche of an invoice for such sums. If the Effective Date of this Agreement is July 31, 2002, the first payment and the last payment under this Section shall be due and payable respectively within thirty (30) days after (1) October 1, 2002/July 1, 2004 and (2) receipt by Roche of an invoice for such sum.

7.4 Research Collaboration Activities. Subject to the oversight of the JLT, during the Research Term each Party shall diligently conduct, at its cost except as provided in Section 7.3, those research activities that are assigned in the Research Workplan. At no cost to Roche, except as provided for in Sections 4.2 and 7.3, Memory shall use all reasonable best efforts to maintain in full force and effect all agreements and relationships with Third Parties in effect as of the Effective Date so that there is no interruption in the development of an IND package for MEM1414 during any transition from Memory to the JLT.

7.5 Progress Reports. At least fifteen (15) days prior to each quarterly meeting of the JLT, each subteam shall prepare written progress reports for the JLT summarizing progress to date in achieving the primary goals for the Research Collaboration, including an inventory of Collaboration Compounds, Collaboration Technology and Memory Compounds. Following each such meeting, the JLT shall prepare a report summarizing the discussions held and conclusions reached and setting forth plans for the Research Collaboration for the next three (3) months.

7.6 Acknowledgement of Obligations. Each Party will cause each of its and its Affiliates FTEs, as specified in the Research Workplan, prior to and as a condition of becoming a member of the Research Collaboration, to review and acknowledge in writing that they understand and agree to abide by the terms and conditions of this Agreement related to the Research Collaboration (Article 7), Intellectual Property (Article 13), Confidential Information (Article 15, specifically as related to non-disclosure and non-use restrictions).


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

7.7 Screening. During the Agreement Term Roche shall have the right to use Memory Compounds and Collaboration Compounds in Roche screening assays.

                         ARTICLE 8. CLINICAL DEVELOPMENT

8.1 Development. Roche, at its sole cost, shall (1) pursue clinical development of Products and (2) obtain all government and health authority approvals which are required for Products to be manufactured and offered for sale in the Territory, including authorizations as may be required for the production, importation, pricing, reimbursement, and sale of Products in the Territory.

8.2      Development Review Team.

         (a) Development Review Team Membership. For given Product, no later than thirty (30) days after development of an IND filing package for the Product, the Parties shall establish a Development Review Team consisting of up to three (3) representatives from Roche and one (1) representative of Memory. Each Party may select alternative representatives to replace its Development Review Team members selected by such Party as necessary, and may have other representatives attend meetings of the Development Review Team in addition to the representatives of the Team. All guidance provided by the Development Review Team shall be based upon the majority opinion of the Development Review Team.

         (b) Development Review Team Meetings and Responsibilities. No less than two times per year for so long as the Development Review Team contemplates clinical development of a Memory Compound or Collaboration Compound in the Territory for the purpose of obtaining Regulatory Approval in a country of the Territory, Roche shall organize meetings of the Development Review Team.

                  At its meetings, the Development Review Team shall conduct a peer review of Roche's development of Products in the Territory and shall provide Roche with strategic guidance with respect to Roche's development of Products in the Territory.

                  Roche shall report to the Development Review Team on all significant clinical and regulatory issues relating to Products, and the Development Review Team shall make recommendations and provide strategic guidance with respect to such issues.

         (c) Costs. Each party shall be responsible for bearing its own costs related to the Development Review Team.

                          ARTICLE 9. REGULATORY AFFAIRS

Roche, at its sole cost, shall pursue all regulatory affairs in the Territory related to Product, including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to manufacture, or have manufactured, and sell Products. Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Products in all countries in the Territory. Roche or its Affiliates shall own and file all regulatory filings and Regulatory Approvals for all Products in all countries of the Territory.

Roche shall supply Memory with a copy of all material communications related to Product to or from the regulatory agencies for all Major Market Countries (other than China and Korea). Upon request of Memory, Roche shall supply Memory with a copy of all such communications in all countries.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

Roche, at its sole cost, shall report to appropriate authorities in accordance with local requirements all adverse events related to use of Products worldwide. Adverse events related to the use of Product worldwide shall be in a single database, centralized, held and owned by Roche. Roche shall notify Memory of material adverse events related to Products.

                       ARTICLE 10. MANUFACTURE AND SUPPLY

10.1 Clinical Supplies of Product. Roche understands and acknowledges that as of the Effective Date, pursuant to an agreement with Memory, Medichem Research Inc. is providing Phase I clinical supply of MEM1414. Beyond the clinical supply provided by Memory through Medichem, Roche shall supply at its own cost all clinical supply of Product and placebo to be used in the Territory during the Agreement Term, either by itself, or through a Third Party. Memory shall use all reasonable best efforts to maintain in full force and effect all agreements and relationships with Third Parties in effect as of the Effective Date so Roche has uninterrupted access to non-clinical and Phase I clinical supply prior to and during any manufacturing transition from Memory to Roche during the Agreement Term, at no cost to Roche. In addition, Memory shall use its reasonable best efforts to cause transfer of a manufacturing transfer package to Roche to enable to Roche commence manufacture of MEM1414 in a timely manner.

10.2 Commercial Supply. Roche shall be solely and exclusively responsible at its own expense for the manufacture and supply of Product for sale in the Territory, either by itself or through Third Parties.

                          ARTICLE 11. COMMERCIALIZATION

11.1 Responsibilities of Roche. Except as expressly set forth in Section 2.3 and Section 3.1, Roche, at its own expense, shall have sole responsibility and decision making authority for the marketing, promotion, sale and distribution of Product in the Territory. During the Agreement Term, upon written request of Memory not to exceed once per year, Roche will fully inform Memory regarding the commercialization of Products in the Territory by Roche, its Affiliates and sublicensees.

                             ARTICLE 12. TRADEMARKS

Roche shall own worldwide all trademarks on and in connection with Products, and shall, at its cost, be responsible for procurement, maintenance and enforcement of all worldwide trademarks registration on and in connection with Products.

        ARTICLE 13. OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

13.1     Ownership of Intellectual Property.

         As between the Parties, Memory shall own all Memory Inventions, Roche shall own all Roche Inventions, and Memory and Roche shall jointly own all Joint Inventions. Except to the extent any Collaboration Technology is exclusively licensed by one Party to the other Party hereunder, each Party shall have the right to practice Collaboration Technology, including Inventions, and to grant licenses to Affiliates and Third Parties to such Collaboration Technology, without the other party's consent and without any duty to account to the other Party with respect thereto. Each Party shall require all of its employees to assign all inventions related to Products made by them to such Party.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

13.2     Patent Prosecution and Maintenance.

         (a) Base Patents. Memory shall have the right, but not the obligation, to prepare, file, prosecute (including interference and opposition proceedings) and maintain (including interferences, re-examination and opposition proceedings) (collectively, "Handle") the Base Patents.

                  Memory shall use reasonable efforts to consult with Roche as to the Handling of the Base Patents in sufficient time (for example 30 days for instances where actions are due within 3 months of a communication from a Patent Office) before any action is due to allow Roche to provide comments thereon, which comments Memory must reasonably consider if provided to Memory at least thirty (30) days before such action is due.

                  Should Memory decide that it does not desire to Handle a Base Patent in a given country, it shall provide written notice to Roche thereof no less than sixty (60) days prior to the date when the Base Patent would become abandoned in such country. After receiving such notice, Roche may, but is not obligated, to Handle the Base Patent in such country.

                  (i) Except as provided in Section 13.2 (a)(ii) and (iii) below, Memory shall be responsible for payment of the reasonable costs to Handle the Base Patents.

                  (ii) Roche will assume and pay for the reasonable costs to Handle any given Base Patents as described in Schedule A as Memory 1, 2 and 3 in Europe from and after national phase entry in Europe. For a given Base Patent as described in Schedule A as Memory 1, 2 and 3 no less than three (3) months before PCT national phase entry, Roche shall provide to Memory in writing a list of countries, other than the US and Europe, for which Roche requests that a national phase entry be filed ("Other Countries"). Unless the Parties otherwise agree after discussion in good faith, such list shall include Japan and additional countries, consistent with Roche's practices for Roche's other potential products. Roche shall be responsible for the payment of the reasonable costs to Handle the Base Patents as described in Schedule A as Memory 1, 2 and 3 in the Other Countries.

                  (iii) For a given Base Patent in a given country for which Roche shall be responsible under Section 13.2(a)(ii) for the payment of the reasonable costs to Handle such Base Patent, Roche may elect, at its option, to discontinue the payment of such costs, upon giving at least ninety (90) day's prior written notice to Memory. At Memory's request, Roche shall advise to the specific reasons for such decision. Memory may, in its sole discretion, continue to Handle such Base Patent in such country, at its own expense. If, however, a Valid Claim of such Base Patent Covers a Product in such country in which Roche Launches the Product, Roche shall reimburse Memory for all reasonable costs to Handle such Base Patent with respect to such country.

         (b)      Inventions.

                  (i) Priority Applications. Each Party promptly will notify the other Party in writing ("Patent Notice") of any Inventions on which it intends to file a patent application.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

                           Within sixty (60) days after receipt of the Patent Notice, the Parties shall agree upon which Party shall prepare and file a priority application ("Invention Priority Application") Covering such Invention. As a general rule, Memory shall prepare and file an Invention Priority Application Covering Memory Inventions and Roche shall prepare and file an Invention Priority Application Covering Roche Inventions. For a Joint Invention, if both Parties wish to have an Invention Priority Application filed, then the Parties shall agree upon a mutually acceptable external patent counsel for such activity.

                           For purposes of this Article, the Party preparing and filing an Invention Priority Application is a "Filing Party" and the other Party is a "Non-Filing Party". For a Joint Invention, the Parties shall agree which shall be the Filing Party and which shall be the Non-Filing Party on a case-by-case basis.

                           (A) Subject to Subsection 13.2(b)(iii), and any other provision in this Article 13, the Non-Filing Party will reimburse the Filing Party for fifty percent (50%) of the reasonable and documented external costs for preparing, filing and prosecuting the Invention Priority Application and maintaining any resulting Patent Rights within forty-five (45) days of invoice by the Filing Party;

                           (B) The Filing Party promptly will prepare and send to the Non-Filing Party a draft of the Invention Priority Application for the Non-Filing Party's comment and approval; and

                           (C) The Non-Filing Party shall confirm receipt of the draft Invention Priority Application and provide its comments on the draft to the Filing Party within thirty (30) days after receipt thereof ("Comment Period").

                           After reasonably considering the Non-Filing Party's comments, the Filing Party shall file the Invention Priority Application. If the Non-Filing Party fails to provide comments on a draft within the Comment Period, the Filing Party shall be free to file the Application at the end of the Comment Period or later.

                           If Non-Filing Party does not timely notify the Filing Party in writing of interest in a Invention Priority Application, the Filing Party shall be free to file the application at its sole expense and discretion.

                  (ii) Corresponding Application in Foreign Countries. Within nine (9) months after the filing of an Invention Priority Application, the Filing Party shall provide the Non-Filing Party a written list of countries ("Country List") in which the Filing Party intends to file patent applications that claim priority from the given Invention Priority Application. The Non-Filing Party, as promptly as practicable, shall notify the Filing Party in writing of those countries on the Country List and any additional countries ("Additional Countries") where the Non-Filing Party requests that patent applications be filed. In turn, the Filing Party promptly shall notify the Non-Filing Party if it agrees with the filing of applications in such Additional Countries selected by the Non-Filing Party.

                           The Filing Party shall file patent applications at least in those countries where the Non-Filing Party and the Filing Party agree to the filing of patent


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
                           applications ("Mutually Agreed to Countries") as well as in Additional Countries selected by the Non-Filing Party that are not within the Mutually Agreed to Countries. The Filing Party shall have the option of filing an international application designating at least the Mutually Agreed to Countries, to be followed by national filings in the desired countries.

                           The Filing Party shall be responsible for the filing and prosecution of the patent applications and the maintenance of the granted patents as to the Mutually Agreed to Countries. Subject to the provisions of
                           Section 13.2(b)(iii) as to the Mutually Agreed to Countries, the Filing Party and the Non-Filing Party each will pay fifty percent (50%) of the reasonable external costs relating to the preparation, filing and prosecution of the patent applications and the maintenance of the granted patents.

                           As to those countries where the Non-Filing Party and the Filing Party do not agree to the filing of patent applications, the Party requesting the filing in said country shall be responsible for all costs relating to the filing and prosecution of the patent applications and the maintenance of the granted patents in said countries.

                           Should the Non-Filing Party not respond to the Filing Party within thirty (30) days after the date the Filing Party provides the Country List, then the Filing Party shall be free to initiate patent filings, at the Filing Party's sole expense and discretion, in the countries the Filing Party has selected or still selects.

                           The Filing Party's failure to notify the Non-Filing Party to the contrary within thirty (30) days after the date upon which the Non-Filing Party notifies the Filing Party of the Additional Countries will be deemed an agreement on the part of the Filing Party to file patent applications in all such Additional Countries and to pay fifty percent (50%) of the reasonable external costs associated with such filings.

                  (iii) Withdrawal of Funding/Lack of Further Interest. If, in a country, at any time, the Non-Filing Party decides not to continue funding the prosecution of a patent application or maintenance of a patent under this Section 13.2, the Non-Filing Party shall notify the Filing Party in writing ("Withdrawal Notice"), and the Non-Filing Party shall be relieved from paying any further expenses with regard to the patent filing in the country. After receiving the Withdrawal Notice, the Filing Party may but is not obligated, at its sole expense and discretion, to continue to prosecute and maintain the patent filing in the country.

                           If, in a country, at any time, the Filing Party decides not to continue the prosecution of a patent application or maintenance of a patent under this
                           Section 13.2, and such patent application or patent is not one as to which the Non-Filing Party has already sent a Withdrawal Notice, then the Filing Party shall notify the Non-Filing Party in writing no less than sixty (60) days prior to the date when the patent application or patent would become abandoned in such country. At the Non-Filing Party's written request and no cost to the Filing Party, the Filing Party shall then assign to the non-Filing Party such patent application or patent in such country, and the Non-Filing Party may thereafter continue to prosecute and maintain the patent filing in the country, at the Non-Filing Party's own cost


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
                           and in the Non-Filing Party's name, to the extent the Non-Filing Party desires to do so

                           To the extent the provisions of this Section
                           13.2(b)(iii) conflict with any other provision of this Section 13.2, this Section 13.2(b)(iii) shall control.

                  (iv) Copies of Communications with Patent Offices. For the Mutually Agreed to Countries and Additional Countries, the Filing Party shall consult with the Non-Filing Party as to the prosecution and maintenance of all patent applications and patents claiming Inventions in sufficient time (for example 30 days for instances where actions are due within 3 months of a communication from a Patent Office) before any action is due to allow the Non-Filing Party to provide comments thereon, which comments the Filing Party must reasonably consider.

13.3 Cooperation. The Parties agree to cooperate in the preparation, prosecution and maintenance of all patent applications filed under
         Article 13, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the invention disclosed in such patent application, obtaining execution of such other documents which shall be needed in the filing and prosecution of such patent applications, discussing in good faith foreign filing strategy, and, as requested, updating each other regarding the status of such patent applications.

13.4 Infringement. Each Party shall promptly provide written notice to the other Party during the Agreement Term of any known infringement or suspected infringement of any Memory Patent Right or Collaboration Patent Right by a Third Party making, using, offering for sale, selling, or importing a PDE4 inhibitor or a product containing a PDE4 inhibitor (collectively "PDE4 Infringement").

         Roche shall have the first right to bring and control any action or proceeding with respect to such PDE4 Infringement at its own expense and by counsel of its own choice, and Memory shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Roche fails to bring any such action or proceeding with respect to PDE4 Infringement within (a) [*] days following the notice of alleged infringement or (b) [*] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Memory shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Roche shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

         A Party that elects to bring and control an infringement action pursuant to this Section 13.4 shall provide prompt written notice to the other Party of any such suit commenced or action taken by such Party.

         Upon written request, the Party bringing suit or taking action ("Initiating Party") shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies of all substantive documents and communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

         The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including, without limitation, the Initiating Party's attorneys' fees and court costs. After deducting the Parties' attorneys fees and court costs in connection with any such suit or action,


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
         any damages, settlement fees or other consideration received as a result of such suit or action shall belong to the Initiating Party, except to the extent such damages, settlement fees or other consideration are attributable to lost profits with respect to Products in the Territory, which shall form part of the Net Sales for determining amounts due to Memory in any calendar year.

         If the Initiating Party believes it reasonably necessary, upon written request to the other Party, the other Party shall join as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party's written request, the other Party shall offer reasonable assistance to the Initiating Party at no charge to the Initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred by the other Party in rendering such assistance. The other Party shall have the right to participate and have its own representation in any such suit or action at its own expense.

         The Initiating Party shall have the right to control settlement; provided, however, that no settlement shall be entered into without the written consent of the other Party, not to be unreasonably withheld.

         For the avoidance of doubt, Memory shall have the right, but not the obligation, to bring and control and action or proceeding with respect to any Memory Patent Right relating to infringement other than PDE4 Infringement, at its own expense, without obligation or notice to Roche.

13.5 Hatch-Waxman. Notwithstanding anything to the contrary, should a Party receive a certification for a Product pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417), as amended, or its equivalent in a country other than the United States of America, then such Party shall immediately provide the other Party with a copy of such certification. Roche shall have [*] days from the date on which it receives or provides a copy of such certification to provide written notice to Memory ("H-W Suit Notice") whether Roche will bring suit, at its expense, within a [*] day period from the date of such certification. Should such [*] day period expire without Roche bringing suit or providing such H-W Suit Notice, then Memory shall be free to immediately bring suit in its name. If Roche brings suit, at Roche's written request, Memory agrees to be named as a party to such suit.

13.6 Patent Notices. All notices provided under this Article 13 to Roche shall be given to:

                  F.Hoffmann-La Roche Ltd
                  Grenzacherstrasse 124
                  CH-4070 Basel, Switzerland
                  Attn:    Head, Patent Law

         with copies of all notices relating to U.S. cases to:

                  Hoffmann-La Roche Inc.
                  340 Kingsland Street
                  Nutley, New Jersey 07110
                  Attn:    Chief Patent Counsel.

         All notices provided under this Article 13 to Memory shall be given to:


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

                  Memory Pharmaceutical Corp.
                  100 Philips Parkway
                  Montvale, New Jersey 07645
                  Attn: Head of Business Development

         With copies of all notices to:

                  Millen, White, Zelano and Branigan, P.C.
                  Arlington Courthouse, Plaza I
                  2200 Clarendon Blvd, Suite 1400
                  Arlington, Virginia 22201
                  Attn: Anthony Zelano, Esq.


                   ARTICLE 14. REPRESENTATIONS AND WARRANTIES

14.1     Representations and Warranties of Both Parties.

         (a) Each Party warrants and represents to the other Party that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

         (b) Each Party represents and warrants that all of its FTEs, as specified in the Research Workplan, and its Affiliates FTEs, as specified in the Research Workplan, have entered into an agreement with it or its Affiliate assigning to it or its Affiliate all their rights to Inventions.

14.2     Representations and Warranties of Memory.

         (a) Corporate Action. Memory represents and warrants to Roche that all corporate action on the part of Memory, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and
                  (ii) the performance of all obligations of Memory hereunder has been taken and this Agreement constitutes the legal and binding obligation of Memory, enforceable against Memory in accordance with its terms.

         (b) No Conflict. Memory represents and warrants to Roche that the execution of this Agreement and the performance of the transactions contemplated by this Agreement by Memory will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which Memory is a party or by which it or any of its property is bound.

         (c) Right to Grant Licenses. Memory represents and warrants to Roche that it has the right to grant Roche the licenses and sublicenses that Memory hereby grants to Roche under this Agreement.

         (d) Third Party Patent Infringement. Memory represents and warrants that as of the Effective Date, to its actual knowledge of its senior executives, after consultation with patent counsel, there is no issued patent right owned or controlled by any Third Party which Covers the lead compound identified by Memory to Roche (MEM1414) and would prevent Roche from selling such Memory Compound in any country of the Territory. As of the date hereof, the Base Patents are owned exclusively by Memory and


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

                  Memory's senior executives, after consultation with patent counsel, have no actual knowledge of any information that would, in their opinion, render invalid and/or unenforceable Composition of Matter Claims for MEM1414 in such Base Patents.

         (e) No Material Mistatements. Memory warrants and represents to Roche that (i) its senior executives have not intentionally failed to disclose any information actually known to them which in their reasonable opinion, would be material to Roche entering into this Agreement, and to the actual knowledge of such senior executives such information does not contain any untrue statement of material fact or omit to state a material fact; (ii) it has provided correct and complete copies of all documents furnished to Roche.

14.3 Representations and Warranties of Roche. Roche represents and warrants to Memory that all corporate action on the part of Roche, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of Roche hereunder has been taken and this Agreement constitutes the legal and binding obligation of Roche, enforceable against Roche in accordance with its terms. The execution of this Agreement and the performance of the transactions contemplated by this Agreement by Roche will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which Roche is a party or by which it or any of its property is bound.

14.4 Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. MEMORY AND ROCHE DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, WHETHER THE PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE PRODUCTS. IN NO EVENT SHALL EITHER MEMORY OR ROCHE BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.


                      ARTICLE 15. CONFIDENTIAL INFORMATION

15.1 Treatment of Confidential Information. In carrying out rights and obligations under this Agreement, the Parties will be sharing proprietary information ("Confidential Information") with each other. Except as permitted by this Agreement, each Party shall and shall cause its Affiliates to treat Confidential Information received from the other Party as it treats its own proprietary information. In particular, it shall not disclose, divulge or otherwise communicate such Confidential Information to Third Parties, or use it for any purpose except pursuant to and in order to carry out its obligations under this Agreement during the Agreement Term and for a period of [*] years thereafter; provided that, each Party (i) may disclose the Confidential Information to such of its directors, officers, employees, Affiliates, consultants, subcontractors, sublicensees or agents to the extent reasonably necessary to carry out its obligations under this Agreement, and (ii) hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure or use of Confidential Information.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

15.2 Release from Restrictions. The provisions of Section 15.1 shall not apply to any Confidential Information which:

         (a) was known or used by the Receiving Party or its Affiliates prior to its date of disclosure to the Receiving Party or its Affiliates by the Disclosing Party or its Affiliates, as evidenced by the prior written records of the Receiving Party or its Affiliates; or

         (b) either before or after the date of the disclosure to the Receiving Party or its Affiliates, is lawfully disclosed to the Receiving Party or its Affiliates by a Third Party rightfully in possession of the Confidential Information; or

         (c) either before or after the date of the disclosure to the Receiving Party or its Affiliates, becomes published or generally known to the public through no fault or omission on the part of the Receiving Party or its Affiliates, but such inapplicability applies only after such information is published or becomes generally known; or

         (d) is independently developed by the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party or its Affiliates; or

         (e) is reasonably determined to be required to be disclosed by the Receiving Party or its Affiliates to comply with applicable securities of other laws, to defend or prosecute litigation or to comply with governmental regulations, provided that, the Receiving Party or its Affiliates uses all reasonable efforts to provide prior written notice of such disclosure to the Disclosing Party or its Affiliates and to take reasonable and lawful actions to not be required to disclose and/or minimize the degree of such disclosure.

         (f) is disclosed to a Party's financial sources or potential acquirors of its stock or assets (directly or indirectly) so long as, with respect to a potential purchase the potential acquirer or financial source executes a confidentiality agreement which is at least as restrictive as the provisions of this Article 15.

15.3 Exceptions. The restrictions set forth in this Article 15 shall not prevent either Party from (i) preparing, filing, prosecuting or maintaining a patent application or its resulting patents related to a Product in accordance with the terms of this Agreement or (ii) disclosing Confidential Information to governmental agencies to the extent required or desirable to secure government approval for the development or marketing of a Product.

15.4 Publications. During the Agreement Term, the following provisions shall apply with respect to the disclosure in scientific journals, publications or scientific presentations by any Party relating to any scientific work performed as part of the Research Collaboration:

         (a) A Party (the "Publishing Party") shall provide the other Party with a copy of any proposed publication relating to the work performed and/or the results achieved in the conduct of the Collaboration at least forty-five (45) days prior to submission for publication so as to provide such other Party an opportunity to recommend any changes it reasonably believes are necessary to preserve the Confidential Information belonging in whole or in part to such other Party, and the incorporation of such recommended changes shall not be unreasonably refused;

         (b) If such other Party in writing notifies ("Notice") the Publishing Party, within forty-five (45) days of receipt of the copy of the proposed publication, that such publication in


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED
                  its reasonable judgment (i) contains an Invention for which the other Party reasonably desires patent protection or (ii) disclosure to competitors could be expected to have a material adverse effect on the commercial value of any Confidential Information, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of Inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) or application(s) on the Invention, and in no event less than ninety (90) days from the date of Notice.

                        ARTICLE 16. TERM AND TERMINATION

16.1 (a) Conditions Subsequent. The effectiveness of this Agreement and the transaction contemplated hereunder shall be subject to and shall be contingent upon the satisfaction under the following condition subsequent to the execution of this Agreement by February 28, 2003. The condition subsequent shall be the earlier to occur of (i) approval of the transaction by the Federal Trade Commission or the appropriate US anti-trust authorities or (ii) the expiration or termination of all applicable waiting periods, requests for information ( and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary and appropriate to satisfy the condition subsequent and to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

                  Each Party shall cooperate with the other Party in the preparation, execution and filing of all documents that are required or permitted to be filed on or before the Effective Date for the purpose of consummating this transaction, including, filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Each Party shall bear its own costs with respect to preparing, executing and filing such documents.

         (b) Agreement Term. The Agreement Term shall commence on the Effective Date and end, unless earlier terminated upon the mutual agreement of the Parties or in accordance with the provisions of this Article 16, on the date of expiration of all royalty and other payment obligations (the "Expiration Date") under this Agreement. Upon the occurrence of the Expiration Date, if any, the licenses granted to Roche by Memory under this Agreement to make, have made, use, offer for sale, sell and import Products shall be fully paid-up.

16.2 Termination for Breach. (a) Each Party ("non-breaching Party") shall be entitled to terminate this Agreement by written notice to the other Party ("breaching Party") in the event that the breaching Party is in default of any of its material obligations hereunder and fails to remedy such default within sixty (60) days (thirty (30) days for payment defaults) after provision of written notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to or reserves the right to terminate this Agreement in the event that the breaching Party shall fail to timely remedy the default.

         The effective date of termination under this Section for breach of a material obligation shall be the date sixty (60) days after provision of written notice thereof by the non-breaching Party.


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

         In the event Roche does not pay any full payment by reason of a good faith dispute as to whether such payment is due pursuant to the terms of this Agreement, Memory shall not have the right to terminate this Agreement as a result of such nonpayment until resolution of the dispute.

16.3 Roche's Right to Terminate. Beginning on the second anniversary of the Effective Date, Roche shall have the unilateral right to terminate this Agreement on a region-by-region basis (the regions being North America (US and Canada), Europe and Japan) or Product-by-Product, either on a worldwide basis or as to North America (US and Canada) only or ex-North America only, at any time by providing six (6) months prior written notice to Memory; provided, however, that if the Parties do not agree as to a proposed sublicense for which Memory has withheld consent, Roche shall, after the second anniversary, have a unilateral right to terminate this Agreement for the territory to which such proposed sublicense relates. Notwithstanding the preceding sentence, if there has been a launch of a Product in a Major Market Country, then such prior notice must be for twelve (12) months. The effective date of termination under this Section shall be the date six (6) months (or twelve (12) months as the case may be) after Roche provides such written notice to Memory. The first date that Roche shall have a right to provide written notice to Memory of intention to terminate this Agreement, in whole or in part, shall be the date that is eighteen (18) months after the Effective Date.

         Notwithstanding the above, Roche shall have the unilateral right to terminate this Agreement in its entirety prior to the second anniversary of the Effective Date only in the event that for each of the three different Memory PDE4 inhibitor chemical series, Memory 1, 2 and 3 as seen in Schedule A, a lead compound from each series, selected by the JLT, fails to progress due to failure of each compound to pass GLP safety and toxicity studies, defined as those GLP safety and toxicity studies generally required by the FDA for entry into man.

16.4      Consequences of Termination.

         Upon (a) any termination of this Agreement in its entirety pursuant to
         Section 16.2, (b) termination of this Agreement by Roche of this Agreement in its entirety or in a region or country or in respect of a Product pursuant to Section 16.3, or (c) termination of this Agreement by Memory in its entirety or in a region pursuant to Article 3, and rights and licenses of any kind or nature granted by Memory to Roche under this Agreement (or, as applicable, with respect to termination of this Agreement as to a country, region or Product, respectively) shall terminate on the effective date of termination, provided Roche shall maintain a non-exclusive license to practice Collaboration Technology to make, use and sell products other than PDE4 inhibitors. In the event of any such termination, the following shall apply.

         (a) Roche shall, upon Memory's written request, assign and transfer to Memory, or its Affiliates as requested by Memory, at no expense to Memory, or its Affiliates, and free of any liens, pledges or security interests other than those incurred in the commercialization of the Product, all of Roche's right, title and interest in and to (i) all trademarks and trademark applications used or intended for use specifically for the relevant Product(s), (ii) all regulatory filings (such as INDs and drug master files), Regulatory Approvals, and clinical trial agreements (to the extent assignable and not cancelled) for the relevant Product(s), and (iii) all data, including clinical data, materials and information of any kind or nature whatsoever, in Roche's possession or in the possession of its Affiliates or its or their respective agents related to the relevant Product(s) and (iv) all rights relating to the infringement of Memory Patent Rights and Collaboration Patent Rights, related to the relevant Product(s). Without limiting the generality of the preceding sentence, Memory shall, upon such transfer, have the right to


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

                  disclose such filings, approvals and data to (i) governmental agencies of the country or region to the extent required or desirable to secure government approval for the development, manufacturing or sale of Product in the country or region,
                  (ii) Third Parties acting on behalf of Memory, its Affiliates or sublicensees, to the extent reasonably necessary or desirable for the development, manufacture, or sale of Product in the country or region, and (iii) Third Parties to the extent reasonably necessary or desirable to market Product in the country or region. All such filings, approvals and data transferred to Memory pursuant to this Section 16.4 shall be deemed to be Memory Confidential Information.

         (b) In addition, for a given Product and country or region so terminated, or for the Territory in the case of termination of this Agreement in its entirety, Roche hereby grants to Memory a sole and exclusive, non-royalty bearing fully paid-up license, under Roche intellectual property (including Collaboration Technology and Patent Rights Covering Collaboration Technology and Collaboration Compounds, and including any trademarks used or intended for use in connection with the sale of Product), to make, have made, use, offer for sale, sell and import such Product(s) in such country, region or the Territory, as applicable.

         (c) Roche shall supply, or cause to be supplied, to Memory, upon Memory's written request, Memory or its licensee's clinical and/or commercial requirements of Product(s), pursuant to a supply agreement to be negotiated in good faith by the parties, provided that (i) such requirements shall be supplied to Memory or its licensee at Roche's direct manufacturing costs and allocation of manufacturing overhead, and (ii) Roche's supply obligation shall not continue for more than [*] years after such termination, and (iii) Roche shall maintain the same Product(s) quality and specifications as immediately prior to notice of termination, and (iv) as to other terms, such agreement shall be reasonably consistent with Roche's other arm's length supply agreements, and (v) Memory shall use reasonable best efforts to effect a transfer as soon as practicable of Product(s) manufacturing activities from Roche to another supplier. In addition, Roche shall also transfer to Memory and its designated supplier a manufacturing transfer package that will enable Memory or such designated supplier to manufacture the Product(s) in a timely manner.

         Roche shall take prompt actions, including the execution of such instruments, agreements and documents, as are necessary or desirable to effect the foregoing. It is agreed such transfers and actions shall be completed in a manner that will permit Memory to continue without interruption the business of developing, manufacturing, marketing and selling the Product(s).

16.5 Royalty and Payment Obligations. Termination of this Agreement by either Party for any reason will not release Roche from any obligation to pay royalties or make any payments to Memory which were accrued prior to the effective date of termination (including for sales made and Events achieved under Article 4, prior to the date of termination). However, termination of this Agreement by either Party for any reason will release Roche from any obligation to pay royalties or make any payments to Memory which would have otherwise become accrued after the effective date of termination.

16.6 Termination for failure to satisfy the condition subsequent. Either Party may terminate this Agreement in its entirety, upon ten (10) days prior written notice to the other Party if the condition subsequent under Section 16.1a has not been fulfilled by February 28, 2003, in which


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

         case, upon termination there shall be no liabilities for obligations on the part of either party except that Article 15 shall survive such termination and except for any breach of section 16.1(a).

16.7     Survival of Obligations. Section 2.2 (the last sentence only), Section
         2.4 and Schedule C, Article 6 (except for Section 6.2), Section 7.6,
         Section 13.1, Article 15, Section 16.4, Section 16.5, Section 16.7,
         Article 17, Article 18, and any definitions used in such Section of Article, shall survive the termination of this Agreement in its entirety. Except for obligation which clearly are not intended to continue in respect of a partial termination (including the diligence obligation, and except as provided in Section 16.5, royalty obligations), with respect to the region, country or Product terminated, all obligations in this Agreement shall survive a partial termination.


                             ARTICLE 17. ARBITRATION

         Any dispute, controversy or claim ("Dispute") arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof, that cannot be settled amicably by the Parties after a good faith discussion to resolve the Dispute by the appropriate officers of the Parties, shall be submitted by either Party to arbitration conducted in accordance with the rules then in effect of the American Arbitration Association ("AAA"). Arbitration shall take place in Newark, New Jersey and shall be conducted by three (3) arbitrators, one of whom shall be designated by each Party, and the third selected by the other two (2) arbitrators, all within the time limits established by the then existing rules of the AAA. If the two (2) designated arbitrators are unable to agree upon a third arbitrator by two (2) months after submission of the matter to arbitration, the AAA shall select such third arbitrator within three (3) months of such original submission. The written decision of the arbitrators shall be final and binding on the parties and may be enforced in any court having jurisdiction over the Parties or their current assets. The award rendered by the arbitrators shall include the cost of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and in the event of a termination, in whole or in part, a transition procedure, including the performance of transition services by Roche, so as to maintain the value of the assets being transferred to Memory and, to the extent contemplated by Section 16.4, permit Memory to conduct the business being transferred to it. The parties shall be entitled to discovery as provided in the Federal Rules of Civil Procedure. If the issues in dispute involve scientific or technical matters, at least one of the arbitrators chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the Field and pharmaceutical drug development. Notwithstanding the preceeding provisions of this Article 17, with respect to any breach or threatened breach of this Agreement of Section 15.1,
16.4 or any other provision where a Party would not be appropriately compensated by the payment of money, a party has a right to seek injunctive relief from any court of competent jurisdiction to enjoin such breach or threatened breach and/or to seek specific performance.

In the event of a Dispute, a Party shall have no right to toll or delay any obligation in this Agreement unrelated to the Dispute as a result of the Dispute. By way of example, if Roche owes Memory $5,000,000 and claims a $2,000,000 payment is not due by reason of breach of Memory, then Roche shall pay the $5,000,000, and the parties will resolve such $2,000,000 Dispute pursuant to Article 17.


                            ARTICLE 18. MISCELLANEOUS

18.1     Indemnification.

         (a) Roche agrees to defend Memory and the other Memory Indemnified Parties at Roche's cost and expense, and will indemnify and hold Memory and its directors, officers, employees and agents (the "Memory Indemnified Parties") harmless from and against any claims, losses, costs, damages, fees or expenses arising out of or otherwise relating


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

                  to (i) activities of Roche and its Affiliates in the conduct of the Collaboration, (ii) the development, manufacture, use, offer for sale, sale or other disposition of any Product or Non-Memory Compound by Roche, its Affiliates or sublicensees, and each of their distributors, representatives or anyone in privity therewith, or (iii) the gross negligence or willful misconduct of Roche, its Affiliates or sublicensees. In the event of any such claim against the Memory Indemnified Parties by a Third Party, Memory shall promptly notify Roche in writing of the claim (provided that any failure or delay to notify shall not excuse any obligations of Roche except to the extent Roche is actually prejudiced thereby) and Roche shall solely manage and control, at its sole expense, the defense of the claim and its settlement provided further that Roche shall not settle any such claim, if such settlement may have an adverse effect on Memory, without the prior written consent of Memory, which consent shall not be unreasonably withheld. The Memory Indemnified Parties shall cooperate with Roche and may, at their option and expense, be represented in any such action or proceeding. Roche shall not be liable for any litigation costs or expenses incurred by the Memory Indemnified Parties without Roche's written authorization.

         (b) Memory agrees to defend Roche and the other Roche Indemnified Parties at Memory's cost and expense, and will indemnify and hold Roche and its directors, officers, employees and agents (the "Roche Indemnified Parties") harmless from and against any claims, losses, costs, damages, fees and expenses arising out of any claim, arising out of or otherwise relating to (i) activities of Memory in the conduct of the Collaboration, (ii) the development, manufacture, use, offer for sale, sale or other disposition of any Product by Memory, its Affiliates, licensees other than Roche, sublicensees and each of their distributors, representatives or anyone in privity therewith (but only to the extent same is a consequence of Section 2.5, Article 3 and/or 16), and (iii) the gross negligence or willful misconduct of Memory, its Affiliates, licensees, distributors, representatives or anyone in privity therewith. In the event of any such claim against the Roche Indemnified Parties by an Independent Third Party, Roche shall promptly notify Memory in writing of the claim (provided that any failure or delay to notify shall not excuse any obligation of Memory except to the extent Memory is actually prejudiced thereby) and Memory shall solely manage and control, at its sole expense, the defense of the claim and its settlement provided further that Memory shall not settle any such claim if such settlement may have an adverse effect on Roche without the prior written consent of Roche, which consent shall not be unreasonably withheld. The Roche Indemnified Parties shall cooperate with Memory and may, at their option and expense, be represented in any such action or proceeding. Memory shall not be liable for any litigation costs or expenses incurred by the Roche Indemnified Parties without Memory's written authorization.

18.2 Publicity. Neither Party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement, including its terms, without the prior approval of the other Party except solely to the extent a Party reasonably believes same is otherwise required by law. Such approval shall not be unreasonably withheld. Each Party shall to the extent consistent with applicable laws and regulations limit the disclosure of the financial terms set forth in this Agreement (such as by requesting confidential treatment of such terms in documents required to be filed with the US Securities and Exchange Commission).

18.3 Force Majeure. Neither Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes


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

         beyond the reasonable control of such Party, but such force majeure shall toll any and all obligations and time periods for so long as such force majeure continues.

18.4 Bankruptcy. All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Memory to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. Unless Roche elects to terminate this Agreement under Article 16, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

18.5 Governing Law . This Agreement shall be governed by and interpreted in accordance with the laws of New Jersey without giving effect to principles of conflicts of law.

18.6 Waiver. The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

18.7 Notices. Any notice or other communication in connection with this Agreement must be in writing and may be given by any of the following methods: (i) personal delivery against a signed receipt; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) by overnight delivery service which obtains a signed receipt. Notice shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a written notice actually received by the addresser.

         If to Memory:

                  Memory Pharmaceuticals Corp.
                  100 Philips Parkway
                  Montvale, New Jersey 07645
                  Attn: Head of Business Development

         and

                  Sills Cummis Radin Tischman Epstein & Gross, P.A. One Riverfront Plaza
                  Newark, New Jersey 07102
                  Attn: Ira A. Rosenberg, Esq.

         If to Roche:

                  F.Hoffmann-La Roche Ltd
                  Grenzacherstrasse 124

                  CH-4070

                  Basel, Switzerland
                  Attn: Legal Department

         and


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                  Hoffmann La-Roche Inc.
                  340 Kingsland Street
                  Nutley, NJ  07110
                  Attn.: Corporate Secretary

18.8 No Agency. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party. Each Party shall be an independent contractor, not an employee or partner of the other Party. Each Party shall be responsible for the conduct of activities at its own facilities and for any liabilities resulting therefrom. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

18.9 Entire Agreement. This Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

18.10 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

18.11 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose. During the period of such negotiation, and thereafter if no substituted provision is agreed upon, any such provision which is enforceable in part but not in whole shall be enforced to the maximum extent permitted by law.

18.12 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to an Affiliate of the assigning Party or to any other party who acquires all or substantially all of the pharmaceutical business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or other party agrees in writing to be bound by the terms of this Agreement. Notwithstanding the preceding, if Memory assigns its rights and/or obligations under this Agreement to a party who acquires all or substantially all of the pharmaceutical business of Memory by merger, sale of assets or otherwise, then Memory's rights under Section 2.3 shall become null and void.

18.13 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns under Section 18.12.

18.14 Interpretation. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with international accounting standards ("IAS"), as in effect from time to time. Unless the context otherwise requires, countries shall include territories.


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18.15    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the dates below written.

MEMORY PHARMACEUTICALS CORP.      HOFFMANN-LA ROCHE INC.


By: /s/ Tony Scullion             By: /s/ Dennis E. Burns
    --------------------------        ------------------------------------------

Title: Chief Executive Officer    Title: VP, Global Head of Business Development
      ------------------------           ---------------------------------------

                                  F.HOFFMANN-LA ROCHE LTD

                                  By: /s/ Brad Bolzon
                                      -----------------------------------------

                                  Title: EVP, PL
                                         --------------------------------------

                                  By: Melanie Frey
                                      -----------------------------------------

                                  Title: Authorized Signatory
                                         --------------------------------------


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

                                                                    Exhibit 10.9


                                   SCHEDULE A

                              MEMORY PATENT RIGHTS

I.       MEMORY 1

         A.       U.S.

                  (a)      First US provisional filed January 22, 2001
                           (60/262,651).

                  (b)      Second US provisional filed February 8, 2001
                           (60/267,196).

                  (c)      Third US provisional filed July 19, 2001 (60/306,140)

                  (d) A regular US patent application (10/051,309) was filed on January 22, 2002, claiming priority to the above-mentioned three US provisional applications.

         B.       PCT

                  An International PCT application (PCT/US02/01508) was also filed on January 22, 2002, claiming priority to the above-mentioned three US provisional applications.

         C.       Additional

                  (a)      An application filed July 19, 2002

                  (b)      A second application filed July 19, 2002

II.      MEMORY 2

         A.       U.S.

                  (a)      First US provisional filed February 8, 2001
                           (60/267,195)

                  (b)      Second US provisional filed January 7, 2002
                           (60/344,824).

                  (c) A regular US patent application (10/067,996) was filed on February 8, 2002, claiming priority to the above-mentioned two US provisional applications.

                  (d) Possible Second US family to be filed; awaiting analysis from MPC.

         B.       PCT

                  An International PCT application (no serial no issued yet) was also filed on February 8, 2002, claiming priority to the above-mentioned two US provisional applications.

III.     MEMORY 3

         A.       U.S.

                  A first US provisional application (Memory 3 V1) was filed October 16, 2001 (60/329,314).


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IV.      MEMORY 4 (CYCLIC AMP PHOSPHODIESTERASE ISOFORM 4D7 AND METHODS OF USE)

         A.       U.S.

                  (a)      First US provisional filed November 15, 2001
                           (60/331,422)

                  (b)      Second US provisional filed January 23, 2002
                           (60/349,985).

V.       MEMORY 5 (CYCLIC AMP PHOSPHODIESTERASE ISOFORMS AND METHODS OF USE)

         A.       U.S.

                  (a)      U.S. provisional application filed June 25, 1999
                           (60/141,196

                  (b) A regular U.S. Patent Application was filed June 23, 2000 (09/602,735), claiming priority to the above-mentioned provisional application.

         B.       PCT

                  An International Patent Application was filed June 23, 2000, and was published January 4, 2001 (WO 01/00851). This application claims priority the above-mentioned provisional application.

         C.       EP

                  A European Patent Application was filed December 21, 2001 claiming priority to the above-mentioned provisional application and International application (application EP 00944829.1; publication EP 1190070).

         D.       JP

                  A Japanese Patent Application was filed December 25, 2001 claiming priority to the above-mentioned provisional application and International application (JP 2001-506843).

         E.       AU

                  An Australian Patent Application was filed December 20, 2001 claiming priority to the above-mentioned provisional application and International application (AU 58864/00).

         F.       CA

                  A Canadian Patent Application was filed December 20, 2001 claiming priority to the above-mentioned provisional application and International application (serial no. not yet issued).

         G.       MX

                  A Mexican Patent Application was filed December 25, 2001 claiming priority to the above-mentioned provisional application and International application (serial no. not yet issued).


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


                                   SCHEDULE B

                                RESEARCH WORKPLAN



[*]



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                                   SCHEDULE C

                           USE OF NON-MEMORY COMPOUNDS

1 Development Event Based Payments. If Roche (alone or with its Affiliates) develops a Non-Memory Compound for a Neurological Indication or a Psychiatric Indication, then Roche shall pay Memory for such Non-Memory Compound achieving the Events of Sections 4.3(a) and 4.3(b) as if such Non-Memory Compound were a Product except (i) Roche shall pay [*] percent ([*]%) of such payments related to IND, Phase II and Phase III Events, and (ii) [*] percent ([*]%) of all other payments provided under Section 4.3(a) and 4.3(b).

         If Roche (alone or with its Affiliates) develops a Non-Memory Compound for an Other Indication, then Roche shall pay Memory for such Non-Memory Compound achieving the Events of Sections 4.3(c) as if such Non-Memory Compound were a Product except (i) Roche shall pay [*] percent ([*]%) of such payments related to IND, Phase II and Phase III Events, and (ii) [*] percent ([*]%) of all other payments provided under Section 4.3(c).

         Each payment in this Schedule C shall be due and payable by Roche within thirty (30) days after occurrence of the applicable Event. Roche will make each of such payments only once, for the first occurrence of a respective Event, regardless of how many times the Event may be subsequently achieved with a Non-Memory Compound. An Event shall be deemed to have occurred regardless of whether a Product or a Non-Memory Compound first achieved the Event.

2.       ROYALTIES.

         (a) Roche shall pay to Memory the following payments for a given product containing a Non-Memory Compound having a Regulatory Approval in the US for a Neurological Indication, based upon the net sales (defined as in Section 1.30 but applied to the given product) of such product in the US. Such royalty payments shall be calculated by multiplying the following percentages by the following annual net sales of such product in the US (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
  ANNUAL US NET SALES                           PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
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                  Notwithstanding the foregoing, if for such product there is
                  Regulatory Approval in the United States of America for a Psychiatric Indication, but no Regulatory Approval in the US for a Neurological Indication, then Roche shall pay to Memory the following payments for such product, based upon the net sales of such product in the US. Such royalty payments shall be calculated by multiplying the following percentages by the following incremental annual net sales of such product in the US (all Net Sales amounts in $ US million):

--------------------------------------------------------------------------------
  ANNUAL US NET SALES                            PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
--------------------------------------------------------------------------------
[*]                                            [*]
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                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

                  Notwithstanding the foregoing, if for such product there is no Regulatory Approval in the US for a Neurological Indication or a Psychiatric Indication, then Roche shall pay to Memory the following payments for such product, based upon the net sales of such product in the US. Such royalty payments shall be calculated by multiplying the following percentages by the following incremental annual net sales of such product in the US (all Net Sales amounts in $ US million):

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  ANNUAL US NET SALES                            PERCENT (%) OF NET SALES
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         (b)      Roche shall pay to Memory the following payments for a given product containing a Non-Memory Compound having Regulatory Approval in Europe for a Neurological Indication, based upon the net sales (defined as in Section 1.30 but applied to the given product) of such product in all countries in the ROW Territory. Such royalty payments shall be calculated by multiplying the following percentages by the following incremental annual worldwide net sales of such product in the ROW Territory (all net sales amounts in $ US million):

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 ANNUAL ROW TERRITORY NET SALES                  PERCENT (%) OF NET SALES
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                  Notwithstanding the foregoing, if for such product there is
                  Regulatory Approval in the Europe for a Psychiatric Indication but no Regulatory Approval in Europe for a Neurological Indication, then, Roche shall pay to Memory the following payments for such product, based upon the net sales of such product in the ROW Territory. Such royalty payments shall be calculated by multiplying the following percentages by the following annual worldwide net sales of such product in the ROW Territory (all net sales amounts in $ US million):

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  ANNUAL ROW TERRITORY NET SALES                PERCENT (%) OF NET SALES
--------------------------------------------------------------------------------
[*]                                            [*]
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[*]                                            [*]
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                  Notwithstanding the foregoing, if for such product there is no
                  Regulatory Approval in the Europe for a Neurological
                  Indication or a Psychiatric Indication, then Roche shall pay to Memory the following payments for such product, based upon the net sales of such product in the ROW Territory. Such royalty payments shall be calculated by multiplying the following percentages by the following incremental annual net sales of such product in the ROW Territory (all Net Sales amounts in $ US million):


                     [*] CONFIDENTIAL TREATMENT IS REQUESTED

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  ANNUAL ROW TERRITORY NET SALES                PERCENT (%) OF NET SALES
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                  Roche shall calculate and pay royalty payments to Memory under this Schedule C commencing on the launch of the product in any country. The net sales of a given country shall be included for purposes of calculating royalties under this Section until the later of (i) ten (10) years from the launch of such product in such country, or (ii) expiration of the last to expire Memory Patent Right Covering the product in country, after which time Roche's license from Memory for such product shall be fully-paid up for such country.

                  All of the provisions of Article VI, including the timing of payments and rights under Section 6.5, shall apply to the payments required pursuant to this Schedule C.

                  There shall be no further adjustments to such royalty payments.



                     [*] CONFIDENTIAL TREATMENT IS REQUESTED